UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

ANCHIANO THERAPEUTICS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	001-38807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Building 600, Suite 6-106 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (857) 259-4622

5 Kiryat Hamada St., PO Box 45032

Jerusalem, Israel, 9777401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing five ordinary shares, no par value per share	ANCN	Nasdaq Capital Market
Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2020, Anchiano Therapeutics Ltd. (the “Company”) received a deficiency letter (the “Nasdaq Letter”) from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s American Depositary Shares (“ADS”) has not been maintained at the minimum required closing bid price of at least $1.00 per ADS, as required for continued listing on the Nasdaq Capital Market.

The Nasdaq Letter does not result in the immediate delisting of the Company’s ADSs, and the Company’s ADSs will continue to trade uninterrupted on the Nasdaq Capital Market under the symbol “ANCN.”

In accordance with the Nasdaq Listing Rules, the Company has been given 180 calendar days, or until October 12, 2020, to regain compliance with the minimum bid price requirement. If at any time before October 12, 2020, the closing bid price of the Company's ADSs is at least $1.00 per ADS for a minimum of 10 consecutive business days, Nasdaq will provide written notification to the Company that it complies with the minimum bid price requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHIANO THERAPEUTICS LTD.

Date: April 15, 2020	By:	/s/ Dr. Frank G. Haluska
Name: Dr. Frank G. Haluska
Title: Chief Executive Officer